SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2004

AM Communications, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-09856	23-1922958
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1900 AM Drive Quakertown, PA	18951-2237
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 538-8700

Not Applicable

(Former name or former address, if changed since last report)

Item 5.	Other Events and Regulation FD Disclosure

As previously reported on August 28, 2003, AM Communications, Inc. and its subsidiaries (collectively the “Company”) filed voluntary petitions for reorganization (jointly administered under Case No. 03-12689 (PJW)) under Chapter 11 of the U.S. Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (the “Court”).

Additionally, as previously reported, on October 9, 2003, the Court approved the final order for debtor in possession financing. Additionally, on October 10, 2003, the Company filed a sales motion with the Court requesting the sale of substantially all of the operating assets of the Company and bidding procedures in connection with the sales of those assets pursuant to three asset purchase agreements. On October 22, 2003, the Court held a hearing and approved the bidding procedures (the “Bid Procedures Order”) and set a sale hearing. The Bid Procedures Order was filed with the Securities and Exchange Commission in a Form 8-K on November 5, 2003. The sales auctions were held on December 4, 2003 and the Court approved such sales on December 5, 2003. In connection with the three asset purchase agreements, such agreements were consummated on December 23, 2003, December 26, 2003, and effective on February 13, 2004, respectively. The amount of the proceeds from such sales did not exceed the undisputed claims of creditors. Accordingly, shareholders will not receive any distributions from such sales nor does the Company anticipate any future sales or additional proceeds to be received by any future asset sales. The Company anticipates that in the near future it will file a motion to convert its Chapter 11 case to a Chapter 7 case under the U.S. Bankruptcy Code.

FORWARD LOOKING STATEMENTS

THIS FORM 8-K CONTAINS STATEMENTS THAT ARE FORWARD-LOOKING WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933 AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934. INVESTORS ARE CAUTIONED THAT ANY SUCH FORWARD-LOOKING STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE AND THAT ACTUAL RESULTS COULD DIFFER MATERIALLY AS A RESULT OF KNOWN AND UNKNOWN RISKS AND UNCERTAINTIES, INCLUDING: THE OUTCOME OF THE COMPANY’S CHAPTER 11 PROCESS, THE OUTCOME OF VARIOUS CREDITORS CLAIMS, GENERAL ECONOMIC CONDITIONS, FUTURE TRENDS, AND OTHER RISKS AND UNCERTAINTIES.

THE COMPANY IS DELINQUENT IN FILING ITS FORMS 10-KSB FOR MARCH 31, 2003 AND ITS FORMS 10-QSB FOR THE QUARTERS ENDED JUNE 30, 2003, SEPTEMBER 30, 2003 AND December 31, 2003 WITH THE SECURITIES AND EXCHANGE COMMISSION. ACCORDINGLY, THERE IS NO CURRENT FINANCIAL INFORMATION OF THE COMPANY AND THE COMPANY DOES NOT EXPECT TO PROVIDE ANY UPDATED FINANCIAL INFORMATION.

THE COMPANY CONTINUES TO BELIEVE THAT THE TOTAL AMOUNT OF PROCEEDS FROM ANY ASSET SALES WILL NOT EXCEED THE UNDISPUTED CLAIMS OF CREDITORS NOR WILL THE EXISTING EQUITY OF THE COMPANY HAVE ANY VALUE. ACCORDINGLY, THERE WILL BE NO DISTRIBUTIONS TO THE SHAREHOLDERS.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AM COMMUNICATIONS, INC.

Date: February 20, 2004

	By:	/s/ Lawrence W. Mitchell
Lawrence W. Mitchell
President and Chief Executive Officer

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